UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 8, 2011

Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 East Hamilton Avenue
Campbell, California  95008
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:  (408) 558-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02     Results of Operations and Financial Condition.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01     Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

Item 2.02     Results of Operations and Financial Condition.

On August 8, 2011, Move, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2011.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2011, the Company appointed Patricia A. Wehr, 47, as Chief Accounting Officer, effective the same day.  Ms. Wehr, whose title will be Senior Vice President and Chief Accounting Officer, has for the last five years served as the Company’s Senior Vice President - Corporate Controller, with responsibility for the Company’s accounting and financial compliance.  Ms. Wehr joined the Company in January 2003 as Director of Finance, was named Vice President – Finance in October 2004, was appointed as Corporate Controller and Vice President on March 2005 and was named Corporate Controller and Senior Vice President in April 2006, the position she has held until the announcement of her appointment as the Company’s chief accounting officer as reflected in this report.  Prior to joining the Company, Ms. Wehr held various senior financial management positions and served over seven years in the audit practice of Deloitte and Touche LLP.  She is also a certified public accountant (inactive) and holds a degree in accounting from California State University, Northridge.  In connection with this appointment, Ms. Wehr will be awarded a grant of fifty thousand (50,000) shares of restricted common stock of the Company which will vest over a four-year period in four equal increments on each anniversary of the grant date.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
99.1	Press release announcing Move, Inc.’s financial results for the quarter ended June 30, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOVE, INC.

Date: August 8, 2011	By:	/s/ Robert J. Krolik
Robert J. Krolik

Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press release announcing Move, Inc.’s financial results for the quarter ended June 30, 2011